Exhibit 99.1

News Release

Cenveo Announces Cash Tender Offers for Its Outstanding Debt Securities

STAMFORD, CT – (February 29, 2012) – Cenveo Corporation, a subsidiary of Cenveo, Inc. ("Cenveo" or the "Company") (NYSE:CVO) today announced the commencement of cash tender offers for three of its outstanding debt securities listed below.

The tender offers are being made pursuant to an Offer to Purchase, dated February 29, 2012, and a related Letter of Transmittal, dated February 29, 2012, which set forth a more detailed description of the tender offers.

Upon the terms and subject to the conditions described in the Offer to Purchase, the Letter of Transmittal and any amendments or supplements to the foregoing, Cenveo is offering to purchase for cash its outstanding 10½% senior unsecured notes due 2016 (the "10½% Notes"), 7⅞% senior subordinated notes due 2013 (the "7⅞% Notes") and 8⅜% senior subordinated notes due 2014 (the "8⅜% Notes" and together with the 10½% Notes and the 7⅞% Notes, the “Securities”).  The Company refers to its offer to purchase the Securities as the "Tender Offers".

Holders must validly tender their Securities at or prior to 5:00 p.m., New York City time, on March 13, 2012 (such date and time, as they may be extended, the "Early Tender Date") to be eligible to receive the Total Consideration (as set forth in the table below). The Tender Offers will expire at 5:00 p.m., New York City time, on March 27, 2012, unless extended or earlier terminated.

			Dollars per $1,000 Principal
Title of Security	CUSIP	Principal Amount Outstanding	Tender Offer Consideration	Early Tender Premium	Total Consideration
10½% Notes	15671BAB7	$165,000,000	$980.00	$30.00	$1,010.00
7⅞% Notes	15671BAA9	$271,058,000	$972.50	$30.00	$1,002.50
8⅜% Notes	127587AD5	$23,220,000	$972.50	$30.00	$1,002.50

Cenveo’s obligation to accept payment and to pay for any of the Securities in any of the Tender Offers is subject to the satisfaction or waiver of a number of conditions, including the receipt by Cenveo of gross proceeds of at least $450 million from a debt financing transaction that, together with balance sheet and/or otherwise available cash, if necessary, is an amount sufficient to (i) fund the purchase of all validly tendered Securities accepted for purchase in the Offer to Purchase, (ii) fund applicable consent payments, and (iii) pay all premiums, fees and expenses associated with the foregoing, all on terms acceptable to Cenveo in its sole discretion. Cenveo reserves the right to waive any one or more of the conditions at any time.

The tender offer consideration for each $1,000 principal amount of each series of the Securities validly tendered and accepted for purchase pursuant to the Tender Offers will be the applicable tender offer consideration for such series of Securities set forth in the table above (with respect to each series, the applicable "Tender Offer Consideration"). If applicable, Securities that are validly tendered and not validly withdrawn at or prior to the Early Tender Date and accepted for purchase by Cenveo will receive the Total Consideration which is equal to the Tender Offer Consideration for the applicable Securities plus the Early Tender Premium for such Securities, payable on the Early Settlement Date. Securities validly tendered after the Early Tender Date but before the Expiration Date and accepted for purchase by Cenveo will receive the applicable Tender Offer Consideration, payable on the Final Settlement Date, but will not receive the Early Tender Premium.

Securities that are tendered and accepted for purchase at or prior to the Early Tender Date will be settled only on the date that the Company refers to as the "Early Settlement Date," which will promptly follow the Early Tender Date. Cenveo anticipates that the Early Settlement Date for the

Securities will be the first business day after the Early Tender Date. Securities that are tendered and accepted for purchase after the Early Tender Date but before the Expiration Date will be settled only on the date that we refer to as the "Final Settlement Date," which will promptly follow the applicable Expiration Date. Cenveo anticipates that the Final Settlement Date for the Securities will be the first business day after the Expiration Date.

In addition to the applicable Tender Offer Consideration or the Total Consideration, as the case may be, all Securities accepted for purchase will also receive accrued and unpaid interest on those Securities from the last interest payment date to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable, for each series of Securities.

Tendered Securities of a series may be withdrawn from the Tender Offers at or prior to, but not after, 5:00 p.m., New York City time, on March 13, 2012, with respect to the Securities being tendered in connection with the Tender Offers, unless extended or earlier terminated.

Cenveo has retained BofA Merrill Lynch and Morgan Stanley to serve as dealer manager for the Tender Offers. D.F. King has been retained to serve as the depositary and information agent for the Tender Offers.

For additional information regarding the terms of the Tender Offers, please contact: BofA Merrill Lynch at (888) 292-0070 (toll free) or (646) 855-3401 (collect).

The Offer to Purchase and the related Letter of Transmittal are expected to be distributed to holders of Securities beginning today. Copies of the Offer to Purchase and the Letter of Transmittal related to the Tender Offers may also be obtained at no charge from D.F. King.

Neither Cenveo, its board of directors, the information agent and depositary nor the dealer managers make any recommendation as to whether holders of the Securities should tender or refrain from tendering the Securities.

This announcement does not constitute an offer to purchase or a solicitation of an offer to sell securities. The Tender Offers are being made solely by means of the Offer to Purchase and the related Letter of Transmittal. In any jurisdiction where the laws require a tender offer to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of Cenveo by the dealer managers, or one or more registered brokers or dealers under the laws of such jurisdiction.
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Cenveo (NYSE: CVO), headquartered in Stamford, Connecticut, is a leading global provider of print and related resources, offering world-class solutions in the areas of custom labels, specialty packaging, envelopes, commercial print, content management and publisher solutions. The company provides a one-stop offering through services ranging from design and content management to fulfillment and distribution. With approximately 8,400 employees worldwide, we pride ourselves on delivering quality solutions and service every day for our more than 100,000 customers. For more information please visit us at www.cenveo.com.

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Statements made in this release, other than those concerning historical financial information, may be considered “forward-looking statements,” which are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  In view of such uncertainties, investors should not place undue reliance on our forward-looking statements.  Such statements speak only as of the date of this release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from management’s expectations include, without limitation: (i) the recent United States and global economic conditions, which have adversely affected us and could continue to do so; (ii) our substantial level of indebtedness, which could impair our financial condition and prevent us from fulfilling our business obligations; (iii) our ability to service or refinance our debt; (iv) the terms of our indebtedness imposing significant restrictions on our operating and financial flexibility; (v) additional borrowings that are available to us could further exacerbate our risk exposure from debt; (vi) our ability to successfully integrate acquired businesses into our business; (vii) a decline of our consolidated profitability or profitability within one of our individual reporting units could result in the impairment of our assets, including goodwill, other long-lived assets and deferred tax assets; (viii) intense competition and fragmentation in our industry; (ix) the general absence of long-term customer agreements in our industry, subjecting our business to quarterly and cyclical fluctuations; (x) factors affecting the United States postal services impacting demand for our products; (xi) the availability of the internet and other electronic media may adversely affect our business;

(xii) increases in paper costs and decreases in its availability; (xiii) our labor relations; (xiv) our compliance with environmental laws; (xv) our dependence on key management personnel; (xvi) our dependence upon information technology systems; and (xvii) our international operations and the risks associated with operating outside of the United States. This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact our business. Additional information regarding these and other factors can be found in Cenveo, Inc.’s periodic filings with the SEC, which are available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.